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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☐                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

(Name of Registrant as Specified In Its Charter)

LIGHTPATH TECHNOLOGIES, INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

LightPath Technologies, Inc.

Annual Meeting of Stockholders

February 4, 2010

Notice and Proxy Statement

January 4, 2010

Dear LightPath Stockholder:

I am pleased to invite you to the Annual Meeting of the Stockholders of LightPath Technologies, Inc. The meeting will be held on Thursday, February 4, 2010 at 11:00 a.m. (local time - EST) at Hyatt Regency Orlando International Airport Hotel. The address is 9300 Airport Boulevard, Orlando, FL 32827.

At the meeting, you and the other stockholders will be asked to elect directors and ratify our independent auditor. You will also have the opportunity to hear what has happened in our business in the past year and to ask questions.

The enclosed Notice and Proxy Statement contain details concerning the foregoing items and any other business to be conducted at the Annual Meeting. Other detailed information about LightPath and its operations, including its audited financial statements, are included in our Annual Report on Form 10-K, a copy of which is enclosed. We urge you to read and consider these documents carefully.

We hope you can join us at the meeting. Whether or not you expect to attend, please read the enclosed Proxy Statement, mark your votes on the enclosed proxy card, sign and date it, and return it to us in the enclosed postage-paid envelope. Your vote is important, so please return your proxy card promptly.

Sincerely,

Robert Ripp
Chairman of the Board

Corporate Headquarters

2603 Challenger Tech Court, Suite 100 * Orlando, Florida USA 32826 * 407-382-4003

LIGHTPATH TECHNOLOGIES, INC.

2603 Challenger Tech Court, Suite 100

Orlando, Florida USA 32826

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Thursday, February 4, 2010

Dear Stockholder,

You are cordially invited to attend the Annual Meeting of Stockholders of LightPath Technologies, Inc., a Delaware corporation (the “Company”). The meeting will be held on Thursday, February 4, 2010 at 11:00 a.m. (local time - EST) at Hyatt Regency Orlando International Airport Hotel. The address is 9300 Airport Boulevard, Orlando, FL 32827 for the following purposes:

1.	To elect directors (Class II directors) to the Company’s Board of Directors;

2.	To ratify the selection of Cross, Fernandez & Riley LLP as independent public accountant; and

3.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is December 14, 2009. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

J. James Gaynor
President & Chief Executive Officer
Orlando, Florida
January 4, 2010

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, if a broker holds your shares of record, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be held February 4, 2010

LIGHTPATH TECHNOLOGIES, INC.

2603 Challenger Tech Court, Suite 100

Orlando, Florida USA 32826

Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of LightPath Technologies, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held Thursday, February 4, 2010 at 11:00 a.m. (local time -EST), or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 11:00 a.m. (local time - EST) at the Hyatt Regency Orlando International Airport Hotel. The address is 9300 Airport Boulevard, Orlando, FL 32827.

References in this proxy statement to “LightPath”, “we”, “us”, “our”, or the “Company” refers to LightPath Technologies, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 4, 2010.

This proxy statement, the enclosed proxy card, and the Annual Report on Form 10-K for the fiscal year ended on June 30, 2009, are made available to you on our website, www.lightpath.com. With respect to the Annual Meeting and all of our future shareholder meetings, please contact Dorothy Cipolla at our offices, at 1-800-472-3486 ext. 305, or dcipolla@lightpath.com to request a copy of the proxy statement, annual report or proxy card or to obtain directions to such meeting.

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of LightPath Technologies, Inc. is soliciting your proxy to vote at the Annual Meeting of Stockholders to be held on Thursday, February 4, 2010 at 11:00 a.m. (local time - EST) at the Hyatt Regency Orlando International Airport Hotel. The address is 9300 Airport Boulevard, Orlando, FL 32827. You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail this proxy statement and accompanying proxy card on or about January 4, 2010 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on December 14, 2009 will be entitled to vote at the Annual Meeting. On this record date, there were 8,489,961 shares (including all restricted stock awards at such date) of Class A common stock (our only class of common stock) outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on December 14, 2009, your shares were registered directly in your name with our transfer agent, Registrar & Transfer, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted. Even if you fill out and return your proxy, you may still vote in person if you are able to attend the meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on December 14, 2009 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

The only matters scheduled for a vote is the election of two directors (Class II directors) to our Board of Directors and ratification of the selection of Cross, Fernandez & Riley LLP as independent auditor.

A vote may also be held on any other business as may properly come before the Annual Meeting or any postponement or adjournment thereof, although there is no other business anticipated to come before the Annual Meeting.

Why is it important for me to vote?

The Securities and Exchange Commission (the “SEC”) recently amended a rule which re-characterized director elections as “non-routine” matters. This rule change prohibits your broker from voting your shares in director elections without your direction. If you own shares in “street name” and do not direct your broker how to vote your shares with respect to the election of directors, the result is a “broker non-vote”.

How do I vote?

With regard to the election of directors, you may vote “For” all nominees listed or you may vote “Against” any or all of the nominees. For all other matters, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•        To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•        To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from LightPath. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

If you fail to complete a proxy card or provide your broker with voting instructions at least ten days before the meeting, your broker will be unable to vote on the election of directors. Your broker may use his or her discretion to cast a vote on any other routine matter.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of December 14, 2009.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” all proposals outlined in this Proxy. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

LightPath will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

What is “householding”?

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means convenience for security holders and cost savings for companies.

A number of brokers with account holders who are LightPath stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker and also notify us by sending your written request to Investor Relations, LightPath Technologies, Inc., 2603 Challenger Tech Court, Suite 100, Orlando, Florida USA 32826 or by calling Investor Relations at 407-382-4003, ext. 314. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should also contact their broker and notify us in writing or by telephone.

Can I revoke or change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•        You may submit another properly completed proxy card with a later date.

•        You may send a written notice that you are revoking your proxy to LightPath’s Secretary at 2603 Challenger Tech Court, Suite 100, Orlando, Florida USA 32826.

•        You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting, who will separately count “For”, “Against” and “Withhold Authority” votes, abstentions and broker non-votes. A broker “non-vote” occurs when a nominee/broker holding shares for a beneficial owner does not vote on a particular proposal because the nominee/broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

How many votes are needed to approve the proposals?

With regard to Proposal No. 1 (election of directors), the two nominees receiving a plurality of the votes cast at the meeting will be elected as directors of the Company. A properly executed proxy marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

With regard to Proposal No. 2 (ratification of independent auditor), a majority of the votes cast at the meeting will ratify Cross, Fernandez & Riley LLP as independent auditor of the Company. A properly executed proxy marked “Withhold Authority” with respect to the ratification of independent auditor will not be voted with respect to the ratification, although it will be counted for purposes of determining whether there is a quorum.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares of Class A common stock entitled to vote is represented by votes at the meeting or by proxy. On the record date, there were 8,489,961 outstanding shares (including all restricted stock awards at such date) entitled to vote. Thus 4,244,981 must be represented by votes at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. LightPath will subsequently either include the final voting results in its quarterly report on Form 10-Q or issue a general press release after the meeting indicating whether the stockholders have approved the proposals or not.

When are stockholder proposals for the 2011 Annual Meeting due?

Stockholders interested in presenting a proposal to be considered for inclusion in next year’s proxy statement and form of proxy may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), and the Company’s By-laws. To be considered for inclusion, stockholder proposals must be submitted in writing to the Corporate Secretary, LightPath Technologies, Inc., 2603 Challenger Tech Court, Suite 100, Orlando, Florida USA 32826 before September 4, 2010, which is 120 calendar days prior to the anniversary of the mailing date of this proxy statement, and must be in compliance with all applicable laws and regulations.

If a stockholder wishes to present a proposal at the 2011 Annual Meeting, but the proposal is not intended to be included in the Company’s proxy statement relating to the meeting, the stockholder must give advance notice to the Company prior to the deadline for such meeting determined in accordance with the By-laws (the “By-law Deadline”). Under the Company’s By-laws, in order for a proposal to be timely, it must be received by the Company no later than 60 days, nor earlier than 90 days, prior to the annual meeting date. If a stockholder gives notice of such a proposal after the By-law Deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

Furthermore, Rule 14a-4 under the Securities Exchange Act also establishes a different deadline for submission of stockholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting (the “Discretionary Vote Deadline”). The Discretionary Vote Deadline for the 2011 Annual Meeting is November 19, 2010 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2010 Annual Meeting. A properly submitted proposal received after the Discretionary Vote Deadline but before the By-law Deadline would be eligible to be presented at the annual meeting, however, the Company believes that its proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.

How do I get a copy of the exhibits filed with the Company’s Form 10-K?

A copy of the Company’s Annual Report for 2009, which contains the Company’s Form 10-K for the fiscal year ended June 30, 2009, and consolidated financial statements, has been delivered to you with this proxy statement. We will provide to any stockholder as of the Record Date, who so specifically requests in writing, a copy of the exhibits filed with the Company’s Form 10-K. Requests for such copies should be directed to Investor Relations at 2603 Challenger Tech Court, Suite 100, Orlando, Florida USA 32826. In addition, copies of all exhibits filed electronically by the Company may be reviewed and printed from the Securities and Exchange Commission (“SEC”) website at http://www.sec.gov under the EDGAR archives section.

Where can I get information regarding how to send communications to the Board of Directors and the Company’s policy regarding Board member’s attendance at annual meetings?

The Board of Directors provides a process for stockholders to send communications to the Board of Directors and has adopted a policy regarding Board member’s attendance at annual meetings. Information regarding these matters is contained on our website at http://www.lightpath.com under “Investor Relations,” “FAQs.”

PROPOSAL NO. 1

ELECTION OF DIRECTORS

LightPath’s Board of Directors is divided into three classes, denoted as Class I, Class II and Class III, serving staggered three-year terms with one class elected each year at the annual meeting. The current Board of Directors consists of:

Class I (term expiring in 2010)	Class II (term expiring in 2009)	Class III (term expiring in 2011)
Robert Ripp J. James Gaynor	Sohail Khan Dr. Steven Brueck	Louis Leeburg Gary Silverman

The Class II directors’ term expired in 2009. However, due to the change in the date of the annual meeting, no successor directors have been elected. Accordingly, at the 2010 annual meeting of stockholders, two directors (Class II directors) are to be elected to serve a three-year term or until their successor has been duly elected and qualified.

Pursuant to the Company’s Certificate of Incorporation and By-laws, the current Board of Directors or the stockholders may nominate persons for election to the Board of Directors. In accordance with such governing documents and upon the recommendation of the Board of Directors, Sohail Khan and Dr. Steven Brueck, who are both current members of the Board of Directors, have been nominated by the Board of Directors to serve as Class II directors for a three-year term or until their successor has been duly elected and qualified.

The individual named as proxy will vote the enclosed proxy “FOR” the election of Mr. Khan and Dr. Brueck unless you direct them to withhold your votes. If Mr. Khan or Dr. Brueck become unable or unwilling to serve as a director before the Annual Meeting, an event which is not presently anticipated, discretionary authority may be exercised by the person named as proxy to vote for substitute nominees proposed by the Board of Directors, or, if no substitute is selected by the Board of Directors prior to or at the Annual Meeting, for a motion to reduce the present membership of the Board to the number of nominees available.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR”

THE ELECTION OF CLASS II DIRECTORS

Below are the names and ages of the directors, the years they became directors, their principal occupations or employment for at least the past five years and certain of their other directorships.

Class I Directors Continuing in Office Until the Annual Meeting to be held in 2011

Robert Ripp, 68 Director (Chairman of the Board)

Mr. Ripp has served as Chairman of the Company since November 1999. During portions of fiscal year 2002 he also served as the Company’s Interim President and Chief Executive Officer. Mr. Ripp was Chairman and CEO of AMP Incorporated from August 1998 until April 1999, when AMP was sold to TYCO International Ltd. Mr. Ripp held various executive positions at AMP from 1994 to August 1999. Mr. Ripp previously spent 29 years with IBM of Armonk, NY. He held positions in all aspects of operations within IBM culminating in the last four years as Vice President and Treasurer and he retired from IBM in 1993. Mr. Ripp graduated from Iona College and received a Masters of Business Administration degree from New York University. Mr. Ripp is currently on the board of directors of Ace, Ltd., and PPG Industries, all of which are listed on the New York Stock Exchange. Mr. Ripp also serves on the Company’s Compensation and Finance Committees.

J. James Gaynor, 58 President & Chief Executive Officer

Mr. Gaynor was appointed President & Chief Executive Officer and Director on February 1, 2008. Mr. Gaynor was previously Interim Chief Executive Officer from September 18, 2007. Prior to that he was the Company’s Corporate Vice President of Operations since July 2006. Mr. Gaynor is a mechanical engineer with over 25 years of business and manufacturing experience in volume component manufacturing in electronics and optics industries. Prior to joining the Company, from August 2002 to July 2006, Mr. Gaynor was Director of Operations and Manufacturing for Puradyn Filter Technologies. Previous to that, he was Vice President of Operations and General Manager for JDS Uniphase Corporation’s Transmission Systems Division. He has also held executive positions with Spectrum Control, Rockwell International and Corning Glass Works. His experience includes various engineering, manufacturing and management positions in specialty glass, electronics, telecommunications components and mechanical assembly operations. His global business experience encompasses strategic planning, budgets, capital investment, employee development, and cost reduction, acquisitions and business start-up and turnaround success. Mr. Gaynor holds a Bachelor of Mechanical Engineering degree from the Georgia Institute of Technology and has worked in manufacturing industries since 1976.

Nominees for Election to a Three-Year Term (Class II Directors)

Sohail Khan, 55 Director

Mr. Khan has served as a Director of the Company since February 2005. Mr. Khan serves on the board of directors for Gainspan Corporation and Sandbridge Corporation, and is currently President and Chief Executive Officer of SiGe Semiconductor (“SiGe”). Prior to SiGe, Mr. Khan was Entrepreneur in Residence and Operating Partner of Bessemer Venture Partners, a venture capital group focused on technology investments. From 1996 to 2006 he held various executive positions with Agere Systems/Lucent Technologies ending as Executive Vice President and Chief Strategy & Development Officer of Agere Systems. Mr. Khan has also held various management positions at NEC Electronics, Intel and the National Engineering Services of Pakistan. Mr. Khan received a Bachelor of Science degree in Electrical Engineering from the University of Engineering and Technology in Pakistan. Additionally, he received a Masters of Business Administration degree from the University of California at Berkeley.

Dr. Steven Brueck, 65 Director

Dr. Brueck has served as a Director of the Company since July 2001. He is the Director of the Center for High Technology Materials (CHTM) and Professor of Electrical and Computer Engineering and Professor of Physics at the University of New Mexico in Albuquerque, New Mexico, which he joined in 1985. He is a graduate of Columbia University with a Bachelor of Science degree in Electrical Engineering and a graduate of the Massachusetts Institute of Technology where he received his Masters of Science degree in Electrical Engineering and Doctorate of Science degree in Electrical Engineering. Dr. Brueck is a fellow of the OSA, the IEEE and the AAAS. Dr. Brueck serves on the Company’s Audit Committee.

Class II Directors Continuing in Office Until the Annual Meeting to be held in 2012

Louis Leeburg, 56 Director

Mr. Leeburg has served as a Director of the Company since May 1996. Mr. Leeburg is currently a self-employed business consultant. From 1988 until 1993 he was the Vice President for Finance of The Fetzer Institute, Inc. From 1980 to 1988 he was in financial positions with different organizations with an emphasis in investment management. Mr. Leeburg was an audit manager for Price Waterhouse & Co. until 1980. Mr. Leeburg received a Bachelor of Science degree in Accounting from Arizona State University. He is a member of Financial Foundation Officers Group and the treasurer and trustee for the John E. Fetzer Memorial Trust Fund and The Institute for Noetic Sciences. Mr. Leeburg also serves on the Company’s Audit and Finance Committees.

Gary Silverman, 70 Director

Mr. Silverman has served as a Director of the Company since September 2001. Mr. Silverman is currently the managing partner of GWS Partners, established in 1995 to conduct searches for senior-level executives and board of director candidates for a broad cross section of publicly held corporations. From 1983 to 1995 he worked for Korn/Ferry International as an executive recruiter and held the position of Managing Director. He spent fourteen years with Booz, Allen & Hamilton, and his last position was Vice President and Senior Client Officer and he was responsible for generation of new business, the management of client assignments and the development of professional staff. Mr. Silverman is a graduate of the University of Illinois with both a Bachelor of Science degree and Masters of Science degree in Finance. Mr. Silverman also serves on the Company’s Compensation Committee and Audit Committee.

Executive Officers Who Do Not Serve as Directors

Dorothy Cipolla, 53 Corporate Vice President, Chief Financial Officer, Secretary and Treasurer

Ms. Cipolla has been the Company’s Chief Financial Officer, Secretary and Treasurer since February 2006. Ms. Cipolla was Chief Financial Officer and Secretary of LaserSight Technologies, Inc., from March 2004 to February 2006. Prior to joining LaserSight, she served in various financial management positions. From 1994 to 1999, she was Chief Financial Officer and Treasurer of Network Six, Inc., a NASDAQ-listed professional services firm. From 1999 to 2002, Ms. Cipolla was Vice President of Finance with Goliath Networks, Inc., a privately held network consulting company. From 2002 to 2003, Ms. Cipolla was Department Controller of Alliant Energy Corporation, a regulated utility. She received a Bachelors of Science degree in Accounting from Northeastern University and is a Certified Public Accountant in Massachusetts.

Other Significant Employees

Michael Lancaster, 44 Director of Operations

Mr. Lancaster has been Director of Operations since November 2006. Mr. Lancaster was Materials Manager for Bolton Medical from August 2005 to November 2006. Prior to joining Bolton Medical he held the position of Logistics/Materials Manager for Hydro Aluminum from March 2000 to May 2005. At Yuasa, Inc. he was the Materials Manager. He obtained a Masters of Business Administration degree and a Bachelor of Arts degree in Industrial Relations from Western Illinois University.

Alan Symmons, 37 Director of Engineering

Mr. Symmons has been Director of Engineering since October 2006. Mr. Symmons was Engineering Manager for Aurora Optical from December 2000 to October 2006. Prior to joining Aurora Optical he was Senior Mechanical Engineer for Ryobi, North America from December 1998 to December 2000. He served as Mechanical Engineer for SatCon Technology from 1995 to 1998 and General Dynamics from 1993 to 1998. He obtained a Masters of Business Administration degree from University of Arizona with graduate work in Optical Sciences. He received his Bachelor of Science degree in Mechanical Engineering from Rensselaer Polytechnic Institute.

Ray Pini, 39 Director of Marketing

Mr. Pini has been the Company’s Director of Marketing since August 2008. Mr. Pini was Marketing Manager from October 2006. Prior to joining LightPath Mr. Pini was Marketing Applications Manager for Horiba Jobin Yvon, Optical Spectroscopy Division from October 1994 to October 2006. His noted publications include “Photoluminescence in the NIR with an Array Detector”, “Optical Emissions Studies for the Characterization of Pulsed Magnetron Sputtering Systems” and “Resolving Resolution”. He is a member of Optical Society of America, SPIE- The International Society for Optical Engineering and The Society for Applied Spectroscopy. He obtained his Masters of Business Administration degree from Rider University and a Master of Science degree in Physics at the University of Oregon.

Rob Myers, 35 Director of Sales

Mr. Myers was appointed Director of Sales of the Company in September 2008. An employee of LightPath for 10 years, Mr. Myers has previously served in various Sales, Marketing, and Product Management positions within the Company.

Prior to LightPath, Mr. Myers was a Senior Sales Engineer with NSG America, a leading optical gradient index lens manufacturer, and Hamamatsu Corporation, where he specialized in infrared detectors and emitters. Mr. Myers’ management experience also includes 12 years of service as a Military Intelligence Officer in the United States Army. He holds a Bachelors of Science degree in Electrical Engineering from the Illinois Institute of Technology and has worked in the optics industry since 1996.

Mr. Bill Moreshead, 57 Director of Quality and Manufacturing Engineering Manager

Mr. Moreshead has been with LightPath since March 1987. Mr. Moreshead has served as Senior Research Engineer, Mold Production Manager, and Senior Development/Product Engineer. From 2002 to 2007 he held the position of Quality Assurance Director. Starting in 2007, he then took on responsibilities as Manufacturing Engineering Manager. He holds a Master of Science degree in Chemistry and is currently enrolled as a graduate student in a Ph.D. program in Chemistry. He was the principal scientist and research assistant of a team that developed porous silica materials for use in carbon monoxide detectors. He is co-author of winning proposals for a NIST Advanced Technology program as well as several publications.

Xueguan Cao, 44 LightPath (Shanghai) General Manager

Mr. Xueguan Cao was employed by LightPath (Shanghai) in October 2007 as an Operation Manager. He was appointed Deputy General Manager in November 2007 and General Manager in September 2008 and Director of LightPath Optical Instrumentation (Shanghai) Co. in May 2009. Mr. Cao was Technical Deputy General Manager, Executive General Manager and Managing Director in succession for Guangdong Shunyon / Longde Group from 2004 to 2007. Prior to that, he was an Engineer, Senior Engineer, Project Manager and Engineering Department Manager of II-VI Optics (Suzhou) Co., Ltd, a NASD listed company, from 1999 to 2004. When he graduated from Nanjing University of Science and Technology with a Master degree in 1993, he stepped into Xi’an Applied Optics Institute as an optical designer and project manager until 1999. Mr. Cao has experience in management, engineering and quality. Mr. Xueguan Cao has broad experience with optical design, optical glass processing, optical pickup manufacturing, plastic injection molding, hardware stamping and mini DC motor manufacturing.

Meetings of the Board of Directors and its Committees

The Board of Directors has an Audit Committee, a Compensation Committee and a Finance Committee. The Board of Directors does not have a standing nominating committee. The entire Board of Directors held eleven meetings, including telephonic meetings, during fiscal year 2009. All of the directors attended 91% or more of the meetings of the Board of Directors and the meetings held by committees of the Board of Directors on which they served. All of the then elected directors attended the 2008 Annual Meeting of Stockholders on October 30, 2008.

It is the Company’s policy that all directors of the Company are required to make a concerted and conscientious effort to attend the Company’s Annual Meeting of the Shareholders in each year during which that director serves on the Board of Directors of the Company.

Audit Committee.    The Audit Committee, which consists of Dr. Steven Brueck, Louis Leeburg (Chairman) and Gary Silverman, met five times during fiscal year 2009. The meetings included discussions with management and the Company’s independent auditors to discuss the interim and annual financial statements and the annual report of the Company, and the effectiveness of the Company’s financial and accounting functions and organization. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.lightpath.com. The Audit Committee’s responsibilities include, among others, direct responsibility for the engagement and termination of the Company’s independent accountants, and overseeing the work of the accountants and determining the compensation for their engagement(s). The Board of Directors has determined that the Audit Committee is comprised entirely of independent members as defined under applicable listing standards set out by the SEC, the National Association of Securities Dealers (NASD) and the Nasdaq Capital Market. The Board of Directors has also determined that at least one member of the Audit Committee, Mr. Leeburg, is an “audit committee financial expert” as defined by SEC rules. Mr. Leeburg’s business experience that qualifies him to be determined an “audit committee financial expert” is described above.

Compensation Committee.    The Compensation Committee, which consists of Sohail Khan, Robert Ripp and Gary Silverman (Chairman), met once during fiscal year 2009. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of certain executive officers of the Company, including the Chief Executive Officer, and also administers the Amended and Restated Omnibus Plan, pursuant to which incentive awards, including stock options, are granted to directors, officers and key employees of the Company. The Compensation Committee does not have a charter and may not delegate its authority to other persons.

The Compensation Committee makes all compensation decisions for its executive officers and approves recommendations regarding equity awards to all executive officers of the Company. However, the Compensation Committee does rely on the annual reviews made by the Chief Executive Officer with respect to the performance of each of its other executive officers. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executive officers.

The Company’s compensation policy is designed to attract and retain qualified key executives critical to the Company’s achievement of reaching profitability and positive cash flow, and subsequently, its growth and long-term success. It is the objective of the Compensation Committee to have a portion of each executive officer’s compensation contingent upon the Company’s performance as well as upon the individual’s personal performance. Accordingly, each executive officer’s compensation package is comprised of two elements: (i) base salary, which reflects individual performance and expertise, and (ii) variable current bonus awards payable in cash or stock-based incentive awards and tied to the achievement of certain performance goals that the Compensation Committee establishes from time to time for the Company. Based on the foregoing objectives, the Compensation Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive officer compensation to motivate executive officers to achieve the business goals set by the Company and reward the executive officers for achieving such goals.

Finance Committee.    The Finance Committee, which consists of Louis Leeburg and Robert Ripp, did not meet during fiscal year 2009. The Finance Committee reviews and provides guidance to the Board of Directors and management with respect to the Company’s significant financial policies. The full Board of Directors performed these functions in fiscal year 2009 especially with regard to matters having to do with the Company’s financing transactions concluded throughout the fiscal year.

All current committee members are expected to be nominated for re-election to the same committees at a Board of Directors meeting to be held immediately following the Annual Meeting.

Nominations Process and Criteria

The Board of Directors has not considered it necessary to form a committee of the Board of Directors specifically for governance or nomination matters due to the modest scope of the Company and therefore, does not have a written charter. When a governance or nominating matter is brought to the Board of Directors for consideration, the full Board of Directors will meet to review the matter and take the appropriate action by the full Board of Directors or a subset of independent directors thereof. The Board of Directors has determined that each current director, except for Mr. Gaynor, meets the independence criteria for members of a nominating committee as set forth in the applicable rules of the Nasdaq Capital Market and the SEC. Due to the status of Mr. Gaynor as the Company’s Chief Executive Officer, he is not an independent board member and may not specifically nominate anyone for Board membership nor vote on the matter of appointments to the Board of Directors.

Additionally, the Board of Directors believes it is not necessary to adopt criteria for the selection of directors. The Board of Directors believes that the desirable background of a new individual member of the Board of Directors may change over time and that a thoughtful, thorough process for the selection is more important than adopting criteria for directors. The Board of Directors is fully open to utilizing whatever methodology is efficient in identifying new, qualified directors when needed, including using industry contacts of the Company’s directors or professional search firms.

There were no fees paid or due to third parties to identify or evaluate or to assist in evaluating or identifying potential nominees to the board.

Any shareholder wishing to propose that a person be nominated for or appointed to the Board of Directors may submit such a proposal, according to the procedure described in the shareholder proposal section on page 5 of the question and answers, to:

Corporate Secretary

LightPath Technologies, Inc.

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

Such correspondence will be timely forwarded to the Chairman of the Audit Committee for review and consideration in accordance with the criteria described above.

Director Independence

In accordance with Nasdaq Capital Market and SEC rules, the Board of Directors affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which include all elements of independence set forth in the Nasdaq Capital Market listing standards. Based on these standards, the Board has determined that each of the following non-employee directors is independent and has no relationship with the Company, except as a director and stockholder of the Company:

Robert Ripp	Steven Brueck

Gary Silverman	Sohail Khan

Louis Leeburg

The Board of Directors approved a Code of Business Conduct and Ethics on May 3, 2004. The Code applies to the Chief Executive Officer, senior financial officers and the Board of Directors. A copy of the Code is posted on the Company’s website at www.lightpath.com.

Related Transactions

When the Company is contemplating entering into any transaction in which any executive officer, director, nominee or any family member of the foregoing would have any direct or indirect interest, regardless of the amount involved, the terms of such transaction have to be presented to the full Board of Directors (other than any interested director) for approval. The Board has not adopted a written policy for related party transaction review but when presented with such transaction, they are discussed by the full Board of Directors and documented in the board minutes.

In July 2008, the Board of Directors was presented with a Securities Purchase Agreement with twenty-four institutional and private investors with respect to a private placement of 8% senior convertible debentures. Among the investors were Steven Brueck, J. James Gaynor, Louis Leeburg, Robert Ripp, Gary Silverman and James Magos, all of whom were directors or officers of LightPath at the time of the transaction. Mr. Ripp invested $250,000 and the others invested $25,000 or less. After board discussion and approval, the directors and officers were allowed to participate in the transaction on the same terms and subject to the same conditions as the other third party investors.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for, among other things, reviewing and discussing the Company’s audited financial statements with management, discussing with the Company’s independent auditors information relating to the auditors’ judgments about the quality of the Company’s accounting principles, recommending to the Board of Directors that the Company include the audited financial statements in its Annual Report on Form 10-K and overseeing compliance with the SEC requirements for disclosure of auditors’ services and activities. At the recommendation of the Audit Committee, the Board of Directors first approved a charter for the Audit Committee on November 14, 2000, which was subsequently revised and approved by the Board of Directors on May 10, 2004.

Review of Audited Financial Statements

The Audit Committee has reviewed the Company’s financial statements for the fiscal year ended June 30, 2009, as audited by Cross, Fernandez & Riley, LLP, the Company’s independent auditors, and has discussed these financial statements with management. In addition, the Audit Committee has discussed with Cross, Fernandez & Riley, LLP the matters required to be discussed by Statements of Auditing Standard No. 114, as may be modified or supplemented. Furthermore, the Audit Committee has received the written disclosures and the letter from Cross, Fernandez & Riley, LLP required by the Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with Cross, Fernandez & Riley, LLP its independence.

Generally, the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, or in determining auditor independence. However, the Board of Directors has determined that each member of the Audit Committee meets the independence criteria set forth in the applicable rules of NASDAQ and the SEC, and that at least one member of the Audit Committee, Mr. Leeburg, is an “audit committee financial expert” as defined by SEC rules. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management. Accordingly, the Audit Committee’s oversight does not currently provide an independent basis to determine that management has maintained procedures designed to assure compliance with accounting standards and applicable laws and regulations.

Recommendation

Based upon the foregoing review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2009, be included in the Company’s Annual Report on Form 10-K for such fiscal year.

Audit Committee:
Louis Leeburg, Chairman
Dr. Steven Brueck
Gary Silverman

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 14, 2009, the number and percentage of outstanding shares of the Company’s Class A common stock, owned by: (i) each director (which includes all nominees) at such date, (ii) each of the officers named in the Summary Compensation Table below, (iii) directors and executive officers of the Company as a group at such date, and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Class A common stock of the Company at such date.

The number of shares beneficially owned by each director or executive officer is determined under SEC rules, and the information is not necessarily indicative of the beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of December 14, 2009, through the exercise of any stock option or other right to purchase, such as a warrant. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. In certain instances, the number of shares listed may include, in addition to shares owned directly, shares held by the spouse or children of the person, or by a trust or estate of which the person is a trustee or an executor or in which the person may have a beneficial interest. The table that follows is based upon information supplied by the executive officer, directors and principal stockholders and a Schedule 13G filed with the SEC.

Name and Address (1)							Percent Owned (%)
	Securities
	Common Stock Class A
	Restricted	Unrestricted	Warrants	Debentures	Options	Amount of Shares of Class A Common Stock Beneficially Owned
Robert Ripp, Director (2)(3)	56,700	267,648	247,906	121,753	36,100	730,107	8%
Gary Silverman, Director (4)	56,700	19,042	11,276	12,175	21,100	120,293	1%
Louis Leeburg, Director (5)	56,700	16,163	11,276	12,175	6,100	102,414	1%
Sohail Khan, Director (6)	57,900	-	-	-	6,100	64,000	1%
Dr. Steve Brueck, Director (7)	56,700	9,980	11,276	12,175	6,100	96,231	1%
James Gaynor, President & CEO (8)	-	9,980	11,276	12,175	80,000	113,431	1%
Dorothy Cipolla, CVP, CFO, Secreatary & Treasurer	-	-	-	-	45,000	45,000	*
All directors and named executive officers currently holding office as a group (7 persons)	284,700	322,813	293,010	170,453	200,500	0 0 0 1,271,476	12%

Carl E. Berg (9)	-	1,215,906	478,759	487,013	-	2,181,678	21%
Crescent International Ltd (10)	-	172,999	135,300	146,104	-	454,403	5.25%
* less than 1%

Notes:

(1) Except as otherwise noted, each of the parties listed above has sole voting and investment power over the securities listed. The address for all directors, officers and other persons above is “in care of” LightPath Technologies, Inc., 2603 Challenger Tech Court, Suite 100, Orlando, FL 32826. The address for Mr. Berg as filed on a Schedule 13G filed February 14, 2008 is 10050 Bandley Drive, Cupertino, CA, 94014.

(2) Does not include 7,812 shares of Class A common stock and warrants to purchase 15,000 shares of Class A common stock which are owned by trusts for Mr. Ripp’s adult children and for which he disclaims beneficial ownership.

(3) Includes 405,759 shares of Class A common stock with respect to which Mr. Ripp has the right to acquire. Specifically, Mr. Ripp holds a debenture issued by the Company in the principal amount $187,500, which is currently convertible into 121,753 shares of Class A common stock. Mr. Ripp also holds warrants which are currently exercisable for an aggregate of 247,906 shares of Class A common stock and options which are currently exercisable for an aggregate of 36,100 shares of Class A common stock.

(4) Includes 44,551 shares of Class A common stock with respect to which Mr. Silverman has the right to acquire. Specifically, Mr. Silverman holds a debenture issued by the Company in the principal amount $18,750, which is currently convertible into 12,175 shares of Class A common stock. Mr. Silverman also holds warrants which are currently exercisable for an aggregate of 11,276 shares of Class A common stock and options which are currently exercisable for an aggregate of 21,100 shares of Class A common stock.

(5) Includes 29,551 shares of Class A common stock with respect to which Mr. Leeburg has the right to acquire. Specifically, Mr. Leeburg holds a debenture issued by the Company in the principal amount $18,750, which is currently convertible into 12,175 shares of Class A common stock. Mr. Leeburg also holds warrants which are currently exercisable for an aggregate of 11,276 shares of Class A common stock and options which are currently exercisable for an aggregate of 6,100 shares of Class A common stock.

(6) Includes 6,100 shares of Class A common stock with respect to which Mr. Khan has the right to acquire. Specifically, Mr. Khan holds options which are currently exercisable for an aggregate of 6,100 shares of Class A common stock.

(7) Includes 29,551 shares of Class A common stock with respect to which Dr. Brueck has the right to acquire. Specifically, Dr. Brueck holds a debenture issued by the Company in the principal amount $18,750, which is currently convertible into 12,175 shares of Class A common stock. Dr. Brueck also holds warrants which are currently exercisable for an aggregate of 11,276 shares of Class A common stock and options which are currently exercisable for an aggregate of 6,100 shares of Class A common stock.

(8) Includes 103,451 shares of Class A common stock with respect to which Mr. Gaynor has the right to acquire. Specifically, Mr. Gaynor holds a debenture issued by the Company in the principal amount $18,750, which is currently convertible into 12,175 shares of Class A common stock. Mr. Gaynor also holds warrants which are currently exercisable for an aggregate of 11,276 shares of Class A common stock and options which are currently exercisable for an aggregate of 80,000 shares of Class A common stock.

(9) Includes 965,772 shares of Class A common stock with respect to which Berg & Berg Enterprises, LLC (“BBE”) may have the right to acquire in the future. Specifically, BBE holds a debenture issued by the Company in the principal amount $750,000, which would be convertible into 487,013 shares of Class A common stock. BBE also holds warrants which would be exercisable for an aggregate of 478,759 shares of Class A common stock. However, neither BBE nor the Company is able to effect any conversion of the debenture or any exercise of the warrants to the extent that after giving effect to such issuance after conversion or exercise, as the case may be, BBE would beneficially own in excess of 4.99% of the number of shares of Class A common stock outstanding immediately after giving effect to the issuance of shares issuable upon conversion or exercise of the debenture or warrants. Given that BBE currently holds in excess of 4.99% of the issued and outstanding share of Class A common stock, the debenture cannot be converted and the warrants cannot be exercised.

(10) Includes 281,404 shares of Class A common stock with respect to which Crescent International Ltd. (“Crescent”) may have the right to acquire in the future. Specifically, Crescent holds a debenture issued by the Company with a current principal amount of $225,000, which would be convertible into 146,104 shares of Class A common stock. Crescent also holds warrants which would be exercisable for an aggregate of 135,300 shares of Class A common stock. However, neither Crescent nor the Company is able to effect any additional conversion of the debenture or any exercise of the warrants to the extent that after giving effect to such issuance after conversion or exercise, as the case may be, Crescent would beneficially own in excess of 4.99% of the number of shares of Class A common stock outstanding immediately after giving effect to the issuance of shares issuable upon conversion or exercise of the debenture or warrants. Given that Crescent currently holds in excess of 4.99% of the issued and outstanding shares of Class A common stock, the debenture cannot be converted and warrants cannot be exercised.

Information with regard to Restricted Stock Awards held by Officers at December 14, 2009

The Company’s restricted stock grants have been made under the terms of its Amended & Restated Omnibus Incentive Plan (the “Plan”). Upon the making of a grant, the receiving employee (or director) has legal title to the stock for the purposes of voting the shares and receiving dividends on the shares, if any. The grants provide for a time-based “vesting” period during which the employee bears a substantial risk of “forfeiture” should he not remain employed by or associated with the Company. This risk of forfeiture allows the holder to electively choose to file a timely “83b election” with the IRS and pay income and employment taxes on the value of the grant at the time of the making of the grant. Should the employee not make a timely 83b election, he shall be taxed upon the then current value of the shares at the time the shares in the grant vest. Upon vesting of the stock in a grant, the employee no longer risks losing the shares should he subsequently leave the employ of the Company. However, should the individual remain an executive officer or other Section 16 insider after the vesting event, such individual continues to have restrictions imposed with regard to the sale or other disposition of the shares by both the Company and by various “insider trading” rules imposed upon Section 16 insiders of public companies.

Name	Shares of Restricted Stock Held at December 14, 2009	Restricted Stock Held ($ value at December 14, 2009) (1)	Schedule of Lapse of Restrictions
			Fiscal Year	Fiscal Year

			2009	2010
None			-	-

Notes:

(1) Valued at the December 14, 2009 closing price of the Company’s Class A common stock on the Nasdaq Stock Market ($1.74 per share) without discount for lack of marketability.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires the Company’s executive officers and directors and persons who own more than 10% of the Company’s Class A common stock to file reports of ownership and changes in ownership with the SEC and furnish copies of such reports to the Company. The SEC has also designated specific due dates for such reports and the Company must identify in this proxy statement those persons who did not properly file such reports when due. To the best of the Company’s knowledge, all required filings in fiscal year 2009 were properly made in a timely fashion. In making the above statements, the Company has relied solely on its review of copies of the reports furnished to the Company and written representations from certain reporting persons.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain compensation awarded to, earned by or paid to (i) the Chief Executive Officer, (ii) the one other most highly compensated executive officers of the Company serving as executive officers at the end of fiscal year 2009, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to clauses (i) and (ii) above but for the fact that the individual was not serving as an executive officer of the Company as of the end of fiscal year 2009, for services rendered in executive officer capacities to the Company during fiscal years 2009 and 2008.

Name and Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) **	Options Awards ($)**	All Other Compensation ($) *	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(i)	(j)
J. James Gaynor	2009	210,289	-	-	50,345	-	260,634
President & Chief Executive Officer (1)	2008	178,073	-	-	42,524	10,952	231,549
James Magos Corporate Vice	2009	59,480	-	-	-	-	59,480
President of Sales & Marketing (2)	2008	177,935	-	-	32,719	17,208	227,862
Dorothy M. Cipolla	2009	140,481	-	-	48,730	-	189,211
Corporate Vice President, Chief Financial Officer, Treasurer & Secretary (3)	2008	143,365	-	-	28,145	15,112	186,622
Zhouling (“Joe”) Wu, President - China	2009	58,007	-	-	-	-	58,007
Operations & Corporate Vice President (4)	2008	145,599	-	-	36,782	33,021	215,402

Notes:

* Other Annual Compensation, as defined by SEC rules except under the applicable de minimis rule for all periods presented. The de minimis rule does not require reporting of perquisites and other compensation that totals less than $10,000. The nature of these compensatory items include the Company’s matching of elective employee 401(k) deferrals, the Company’s contribution toward the premium cost for employee and dependent medical, dental, life and disability income insurances, and in the case of Mr. Magos, a taxable automobile allowance.

** The Company estimates the fair value of each stock option as of the date of grant. For stock options and RSU’s granted in the years ended June 30, 2009 and 2008, the Company estimated the fair value of each stock award as of the date of grant using the following assumptions:

	Year Ended June 30, 2009	Year Ended June 30, 2008
Range of expected volatilities	108% - 132%	132% - 136%
Weighted average expected volatility	119%	135%
Dividend yields	0%	0%
Range of risk-free interest rate	0.43% - 1.79%	3.14% - 4.47%
Expected term, in years	3 - 5.5	5.5 - 7

Most awards granted under the Company’s Plan vest ratably over two to four years and generally have three-year to ten-year contract lives. The initial assumed forfeiture rate used in calculating the fair value of option grants with both performance and service conditions was 44% during 2006; the rate was adjusted to 25% for fiscal 2007 and 2008 and 46% for 2009. The forfeiture rate for RSU’s was 7% for fiscal 2007 and 2008 and 5% for 2009. The volatility rate is based on historical trends in common stock closing prices and the expected term was determined based primarily on historical experience of previously outstanding awards. The interest rate used is the treasury interest rate for constant maturities. The Company uses the Black-Scholes-Merton pricing model. The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2009 in accordance with FAS 123(R) and thus may include amounts from awards granted in and prior to 2009.

(1) Mr. Gaynor’s other compensation include the Company’s matching of elective employee 401(k) deferrals, the Company’s contribution toward the premium cost for employee and dependent medical, dental, life and disability income insurances.

(2) Mr. Magos’ salary included commissions of $10,496 and $24,733 for 2009 and 2008, respectively. Mr. Magos’s other compensation include the Company’s matching of elective employee 401(k) deferrals, the Company’s contribution toward the premium cost for employee and dependent medical, dental, life and disability income insurances.

Mr. Magos resigned from the Company as an officer and employee, effective September 2, 2008. Options awards valued at $58,989 for 2008 were forfeited for not meeting option conditions and termination of employment, as described below in the Narrative Discussion of Summary Compensation Table for Executive Officers.

(3) Ms. Cipolla’s other compensation include the Company’s matching of elective employee 401(k) deferrals, the Company’s contribution toward the premium cost for employee and dependent medical, dental, life and disability income insurances.

(4) Mr. Wu’s other compensation include the Company’s matching of elective employee 401(k) deferrals, the Company’s contribution toward the premium cost for employee and dependent medical, dental, life and disability income insurances. Other compensation for 2009 also includes $4,500 towards living expenses in Shanghai and $18,000 for 2008.

Mr. Wu resigned from the Company as an officer and employee, effective October 1, 2008. Options awards valued at $97,980 for 2008 were forfeited for not meeting option conditions and termination of employment, as described below in the Narrative Discussion of Summary Compensation Table for Executive Officers.

Narrative Discussion of Summary Compensation Table

The following is a narrative discussion of the material factors which we believe are necessary to understand the information disclosed in the foregoing Summary Compensation Table. The following narrative disclosure is separated into sections, with a separate section for each of our executive officers.

J. James Gaynor

Cash Compensation (Base Salaries and Bonuses). Mr. Gaynor was awarded total cash compensation for his services to us in fiscal 2009 in the amount of $210,289. This represents his annual base salary for fiscal 2009. The base salary paid to Mr. Gaynor for fiscal 2009 constituted approximately 81% of the total compensation paid to Mr. Gaynor as set forth in the “Total” column in the Summary Compensation Table. Effective February 1, 2008 Mr. Gaynor was appointed President and CEO and his annual compensation was adjusted to $225,000. Starting in January 2009, Mr. Gaynor’s base salary was reduced by 10% in March 2009, Mr. Gaynor’s base salary was reduced by an additional 10%. In November 2009, Mr. Gaynor’s base salary was increased by 10%.

Long-Term Equity Incentive Awards. The Compensation Committee did not award Mr. Gaynor any compensation for achieving fiscal 2008 or 2009 goals. On July 24, 2006, Mr. Gaynor was granted an option to purchase 15,000 shares which vested on July 24, 2008. Based on the vesting schedule of the options, we recognized compensation expense of approximately $8,672 in 2008, and $723 in 2009 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On October 27, 2006, Mr. Gaynor was granted an option to purchase 20,000 shares which vests one-fourth of the shares on each of the first, second and third anniversaries of the grant date, and vests as to the last fourth on October 27, 2010. Based on the vesting schedule of the options, we recognized compensation expense of approximately $24,000 in each of 2008, 2009 and expect to recognize $24,000 in 2010 and $8,000 in 2011 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On November 6, 2007, Mr. Gaynor was granted an option to purchase 15,000 shares which vests one-fourth of the shares on each of the first, second and third anniversaries of the grant date, and vests as to the last fourth on November 6, 2011. Based on the vesting schedule of the options, we recognized compensation expense of approximately $8,578 in 2008 and $11,438 in 2009, we expect to recognize $11,438 in 2010 and 2011 and $2,859 in 2012 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On November 6, 2007, Mr. Gaynor was granted an option to purchase 15,000 shares which were set to vest on December 6, 2008 if certain performance targets were met. The targets were not met and the option was terminated. We did not recognize compensation expense in 2008 or in 2009, as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On January 31, 2008, Mr. Gaynor was granted an option to purchase 30,000 shares which vests one-fourth of the shares on each of the first, second and third anniversaries of the grant date, and vests as to the last fourth on January 31, 2012. Based on the vesting schedule of the options, we recognized $6,523 of compensation expenses for 2008 and $15,750 for 2009, we expect to recognize compensation expense of approximately $15,750 in each of 2010 and 2011 and $9,188 in 2012 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment.

All Other Compensation. Mr. Gaynor is eligible to participate in COBRA health insurance and in any other benefits generally available to our executive officers. He received other compensation of $5,219 for fiscal 2009 payments made for matching 401k contributions and insurance payments for health insurance, dental insurance, life insurance, short term disability and long term disability premiums.

Change of Control Agreement. Mr. Gaynor is eligible to receive twenty-four months compensation in the event of a change of control. A change of control is defined as any of the following transactions occurring:

•        the dissolution or liquidation of the Company,

•        the stockholders of the Company approve an agreement providing for a sale, lease or other disposition of all or substantially all of the assets of the Company and the transactions contemplated by such agreement are consummated,

•        a merger or a consolidation in which the Company is not the surviving entity,

•        any person acquires the beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, and

•        the individuals who, prior to the transaction, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least fifty percent (50%) of the Board, except that if the election of or nomination for election by the Stockholders of any new director was approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new director shall be deemed to be a member of the Incumbent Board.

Notwithstanding the foregoing, a public offering of the common stock of the Company shall not be considered a Change of Control.

James Magos

Cash Compensation (Base Salaries and Bonuses). Mr. Magos was awarded total cash compensation for his services to the Company in fiscal 2009 in the amount of $67,980. This represents his annual base salary of $48,084, unrestricted stock in the amount of $8,500, commissions of $10,496 and an automobile allowance of $900 for fiscal 2009. The base salary paid to Mr. Magos for fiscal 2009 constituted approximately 100% of the total compensation paid to Mr. Magos as set forth in the “Total” column in the Summary Compensation Table. Mr. Magos resigned from the Company as an officer and employee, effective September 2, 2008.

Long-Term Equity Incentive Awards. The Compensation Committee awarded Mr. Magos a discretionary bonus of 5,000 restricted stock shares in August 2006 for achievements in fiscal 2005. The Compensation Committee did not award Mr. Magos any compensation for achieving fiscal 2006 goals but did award a discretionary bonus of 20,000 stock options at its October 2007 meeting. On August 3, 2006, Mr. Magos was granted restricted stock of 5,000 shares which vested one-half of the shares on each of the first and second anniversaries of the grant date. Based on the vesting schedule of the shares, the Company recognized compensation expense of approximately $9,173 in 2008 and $764 in 2009 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On October 27, 2006, Mr. Magos was granted an option to purchase 20,000 shares which vests one-fourth of the shares on each of the first, second and third anniversaries of the grant date, and vests as to the last fourth on October 27, 2010. Based on the vesting schedule of the options, the Company recognized compensation expense of approximately $24,000 in 2008 and reversed out $20,090 in 2009 upon his resignation as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On November 6, 2007, Mr. Magos was granted an option to purchase 10,000 shares which vests one-fourth of the shares on each of the first, second and third anniversaries of the grant date, and vests as to the last fourth on November 6, 2011. Based on the vesting schedule of the options, the Company recognized compensation expense of $5,719 in 2008 and reversed out $5,719 in 2009 upon his resignation as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On November 6, 2007, Mr. Magos was granted an option to purchase 10,000 shares which were set to vest on December 6, 2008 if certain performance targets were met. Based on his resignation from the Company these options were terminated and we did not recognize compensation expense in 2008 or expect to recognize it in 2009, as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment.

All Other Compensation. Mr. Magos was eligible to participate in COBRA health insurance and in any other benefits generally available to the Company’s executive officers. He received other compensation of $3,287 in fiscal 2009 for payments made for matching 401k contributions and insurance payments for health insurance, life insurance, short term disability and long term disability premiums.

Change of Control Agreement. Mr. Magos was eligible to receive three months compensation in the event of a change of control.

Dorothy Cipolla

Cash Compensation (Base Salaries and Bonuses). Ms. Cipolla was awarded total cash compensation for her services to the Company in fiscal 2009 in the amount of $140,481. This represents her annual base salary for fiscal 2009. The base salary paid to Ms. Cipolla for fiscal 2009 constituted approximately 74% of the total compensation paid to Ms. Cipolla as set forth in the “Total” column in the Summary Compensation Table. Starting in January 2009, Ms. Cipolla’s base salary was reduced by 10%. In March 2009, Ms. Cipolla’s base salary was reduced by an additional 10%. In November 2009, Ms. Cipolla’s base salary was increased by 10%.

Long-Term Equity Incentive Awards. On February 28, 2006, Ms. Cipolla was granted a stock option for 15,000 shares which vested on the second anniversary of the grant date. Based on the vesting schedule of the shares, the Company recognized compensation expense of approximately $19,317 in 2008 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On October 27, 2006, Ms. Cipolla was granted an option to purchase 20,000 shares which vests one-fourth of the shares on each of the first, second and third anniversaries of the grant date, and vests as to the last fourth on October 27, 2010. Based on the vesting schedule of the options, the Company recognized compensation expense of approximately $24,000 in 2008 and 2009 and expects to recognize $24,000 in 2010 and $8,000 in 2011 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On November 6, 2007, Ms. Cipolla was granted an option to purchase 10,000 shares which vests one-fourth of the shares on each of the first, second and third anniversaries of the grant date, and vests as to the last fourth on November 6, 2011. Based on the vesting schedule of the options, the Company recognized compensation expense of $5,719 in 2008 and $6,746 in 2009 and expects to recognize compensation expense of approximately $7,122 in each of 2010 and 2011 and $1,781 in 2012 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On November 6, 2007, Ms. Cipolla was granted an option to purchase 10,000 shares which were set to vest on

December 6, 2008 if certain performance targets were met. The targets were not met and we did not recognize compensation expense in 2008 or 2009 and the options were terminated in 2009, as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment.

All Other Compensation. Ms. Cipolla is eligible to participate in COBRA health insurance or in any other benefits generally available to the Company’s executive officers. She received other compensation of $2,936 in fiscal 2009 for payments made for matching 401k contributions and insurance payments for health insurance, life insurance, short term disability and long term disability premiums.

Change of Control Agreement. Ms. Cipolla is eligible to receive three months compensation in the event of a change of control.

Zhouling (“Joe”) Wu

Cash Compensation (Base Salaries and Bonuses). Mr. Wu was awarded total cash compensation for his services to the Company in fiscal 2009 in the amount of $58,007, and includes an award of $5,000 in restricted stock. This represents his annual base salary for fiscal 2009. The base salary paid to Mr. Wu for fiscal 2009 constituted approximately 100% of the total compensation paid to Mr. Wu as set forth in the “Total” column in the Summary Compensation Table. Mr. Wu resigned from the Company as an officer and employee, effective October 1, 2008.

Long-Term Equity Incentive Awards. The Compensation Committee awarded Mr. Wu a discretionary bonus of 5,000 restricted stock shares in August 2006 for achievements in fiscal 2005. The Compensation Committee did not award Mr. Wu any compensation for achieving fiscal 2006 goals but did award a discretionary bonus of 20,000 stock options at its October 2007 meeting. On August 3, 2006, Mr. Wu was granted restricted stock of 5,000 shares which vested one-half of the shares on each of the first and second anniversaries of the grant date. Based on the vesting schedule of the shares, the Company recognized compensation expense of approximately $9,173 in 2008 and $764 in 2009 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On October 27, 2006, Mr. Wu was granted an option to purchase 20,000 shares which vests one-fourth of the shares on each of the first, second and third anniversaries of the grant date, and vests as to the last fourth on October 27, 2010. Based on the vesting schedule of the options, the Company recognized compensation expense of approximately $27,000 in 2008, and reversed out $21,001 in 2009 upon his resignation as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On November 6, 2007, Mr. Wu was granted an option to purchase 10,000 shares which vests one-fourth of the shares on each of the first, second and third anniversaries of the grant date, and vests as to the last fourth on November 6, 2011. Based on the vesting schedule of the options, the Company recognized compensation expense of $5,719 in 2008 and expects reversed out $5,719 in 2009 upon his resignation as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On November 6, 2007, Mr. Wu was granted an option to purchase 10,000 shares which were set to vest on December 6, 2008 if certain performance targets were met. Based on his resignation from the Company these options were terminated and we did not recognize compensation expense in 2008 or expect to recognize it in 2009, as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment.

All Other Compensation. Mr. Wu was eligible to participate in COBRA health insurance or in any other benefits generally available to the Company’s executive officers. He received other compensation of $7,127 in fiscal 2009 for payments made for matching 401k contributions and insurance payments for health insurance, life insurance, short term disability and long term disability premiums. Mr. Wu was paid $4,500 towards living expenses in Shanghai.

Potential Payments upon Termination or Change-in-Control

The following table provides change of control payments due to the executive officers named in the Summary Compensation Table. These payments would be due to the executive officers in the event of a change of control.

Executive Officer	Amount of payment upon a Change of Control (1)
J. James Gaynor (2)	$450,000
Dorothy Cipolla (3)	$37,500

(1)	A change of control is defined as any of the following transactions occurring:

•	the dissolution or liquidation of the Company,

•

the stockholders of the Company approve an agreement providing for a sale, lease or other disposition of all or substantially all of the assets of the Company and the transactions contemplated by such agreement are consummated,

•	a merger or a consolidation in which the Company is not the surviving entity,

•	any person acquires the beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, and

•

the individuals who, prior to the transaction, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least fifty percent (50%) of the Board, except that if the election of or nomination for election by the Stockholders of any new director was approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new director shall be deemed for purposes of this subsection to be a member of the Incumbent Board.

Notwithstanding the foregoing, a public offering (including the initial or any subsequent public offering) of the common stock of the Company shall not be considered a Change of Control.

(2)	Payments made pursuant to a change of control to Mr. Gaynor would be paid in a lump sum and would only be paid out in the event Mr. Gaynor was no longer employed by the Company.

(3)

Payments made pursuant to a change of control to Ms. Cipolla would occur according to our normal payroll schedule and would only be paid out in the event Ms. Cipolla was no longer employed by the Company.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Restricted Stock Awards
(a)	(b)	(c)	(e)		(f)	(g)	(h)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Vesting Schedule	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
J. James Gaynor	15,000	-	$3.47	2 year cliff	7/24/2016	-	-
	10,000	10,000	$4.80	25%/yr for 4 yrs	10/27/2016	-	-
	3,750	11,250	$3.05	25%/yr for 4 yrs	11/6/2017	-	-
	7,500	22,500	$1.86	25%/yr for 4 yrs	1/31/2018	-	-
Dorothy Cipolla	15,000	-	$4.53	2 year cliff	2/28/2016	-	-
	10,000	10,000	$4.80	25%/yr for 4 yrs	10/27/2016
	2,500	7,500	$3.05	25%/yr for 4 yrs	11/6/2017	-	-

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on its Board of Directors. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board of Directors.

Cash Compensation Paid to Board Members

For fiscal year 2005 and beyond, all non-employee members of the Board of Directors will receive a retainer of $2,000 per month, paid quarterly. There will be no meeting attendance fees paid unless, by action of the Board of Directors, such fees are deemed advisable due to a special project or other effort requiring extra-normal commitment of time and effort. Additionally, the following fees will be paid to the Chairman of the Board and Committee Chairmen on a quarterly basis for their responsibilities overseeing their respective functions:

Chairman of the Board	$15,000
Audit Committee Chairman	$2,000
Compensation Committee Chairman	$1,000
Finance Committee Chairman	$1,000

The Directors earned the amounts above for the first two quarters of the fiscal year and took a 10% reduction in the third quarter and a 20% reduction in the fourth quarter. Directors who are employees of the Company receive no compensation for their service as directors.

Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended June 30, 2009.

Name (1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(h)
Robert Ripp	$42,000	$23,735	$2,293	$68,028
Sohail Khan	$12,000	$23,735	$2,293	$38,028
Steve Brueck	$12,500	$23,735	$2,293	$38,528
Louis Leeburg	$16,000	$23,735	$2,293	$42,028
Gary Silverman	$14,000	$23,735	$2,293	$40,028

(1)

J. James Gaynor, the Company’s President and Chief Executive Officer of the end of fiscal year 2009, is not included in this table as he was an employee of the Company and thus received no compensation for his services as Director. The compensation received by Mr. Gaynor as an employee of the Company is shown in the Summary Compensation Table on page 22.

(2)	Does not include earned but unpaid board fees at year end as follows: Mr. Ripp $35,700, Mr. Leeburg $13,600, Mr. Silverman $11,900, Mr. Brueck $10,200 and Mr. Khan $10,200.

(3)

Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2009 in accordance with FAS 123(R) and thus may include amounts from awards granted in and prior to 2009.

(4)

Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2009 in accordance with FAS 123(R) and thus may include amounts from awards granted in and prior to 2009.

Narrative Disclosure of Summary Compensation Table of Directors

Robert Ripp

Cash Compensation (Base Fees and Position Fees). Mr. Ripp earned total cash compensation for his services to the Company in fiscal 2009 in the amount of $77,700. This represents his retainer and chairman fees for fiscal 2009. Fees paid were $42,000 with $35,700 due in accounts payable at year end. The base fees to Mr. Ripp for fiscal 2009 constituted approximately 62% of the total fees paid to Mr. Ripp as set forth in the “Total” column in the Summary Compensation Table.

Long-Term Equity Incentive Awards. On November 10, 2005, Mr. Ripp was granted a stock option for 6,100 shares which vested one-third each on the first, second and third anniversary of the grant date. Based on the vesting schedule of the shares, the Company recognized compensation expense of approximately $2,293 in 2009 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On February 1, 2008, Mr. Ripp was granted an option to purchase 30,000 shares which vests one-fourth of the shares on each of the first, second and third anniversaries of the grant date, and vests as to the last fourth on February 1, 2012. Based on the vesting schedule of the options, the Company recognized compensation expense of approximately $51,810 in 2008 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On November 10, 2005, Mr. Ripp was granted a restricted stock units for 10,000 shares which vests one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on November 10, 2009. Based on the vesting schedule of the stock, the Company recognized compensation expense of $8,033 in 2008 and $1,268 in 2009 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On October 27, 2006, Mr. Ripp was granted a restricted stock unit for 10,000 shares which vests one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on October 27, 2009. Based on the vesting schedule of the stock, the Company recognized compensation expense of $11,908 in 2008 and $12,920 in 2009 and expect to recognize $3,348 in 2010 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On November 6, 2007, Mr. Ripp was granted a restricted stock unit for 10,000 shares which vests on November 6, 2011. Based on the vesting schedule of the stock, the Company recognized compensation expense of $3,177 in 2008 and $7,507 in 2009 and expects to recognize $7,123 in 2010 and 2011 and $3,561 in 2012 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On October 30, 2008, Mr. Ripp was granted a restricted stock unit for 15,000 shares which vests one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on October 30, 2011. Based on the vesting schedule of the stock, the Company recognized compensation expense of $2,040 in 2009 and expects to recognize $3,060 in 2010 and 2011 and $1,020 in 2012 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment.

Sohail Khan

Cash Compensation (Base Fees and Position Fees). Mr. Khan earned total cash compensation for his services to the Company in fiscal 2009 in the amount of $22,200. This represents his retainer for fiscal 2009. Fees paid were $10,000 with $12,200 due in accounts payable at year end. The base fees to Mr. Khan for fiscal 2009 constituted approximately 32% of the total fees paid to Mr. Khan as set forth in the “Total” column in the Summary Compensation Table.

Long-Term Equity Incentive Awards. On November 10, 2005, Mr. Khan was granted a stock option for 6,100 shares which vested one-third each on the first, second and third anniversary of the grant date. Based on the vesting schedule of the shares, the Company recognized compensation expense of approximately $2,293 in 2009 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On November 10, 2005, Mr. Khan was granted a restricted stock units for 10,000 shares which vests one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on November 10, 2009. Based on the vesting schedule of the stock, the Company recognized compensation expense of $8,033 in 2008 and $1,268 in 2009 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On October 27, 2006, Mr. Khan was granted a restricted stock unit for 10,000 shares which vests one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on October 27, 2009. Based on the vesting schedule of the stock, the Company recognized compensation expense of $11,908 in 2008 and $12,920 in 2009 and expect to recognize $3,348 in 2010 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On November 6, 2007, Mr. Khan was granted a restricted stock unit for 10,000 shares which vests on

November 6, 2011. Based on the vesting schedule of the stock, the Company recognized compensation expense of $3,177 in 2008 and $7,507 in 2009 and expects to recognize $7,123 in 2010 and 2011 and $3,561 in 2012 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On October 30, 2008, Mr. Khan was granted a restricted stock unit for 15,000 shares which vests one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on October 30, 2011. Based on the vesting schedule of the stock, the Company recognized compensation expense of $2,040 in 2009 and expects to recognize $3,060 in 2010 and 2011 and $1,020 in 2012 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment.

Steven Brueck

Cash Compensation (Base Fees and Position Fees). Mr. Brueck earned total cash compensation for his services to the Company in fiscal 2009 in the amount of $22,700. This represents his retainer for fiscal 2009. Fees paid were $12,500 with $10,200 due in accounts payable at year end. The base fees to Mr. Brueck for fiscal 2009 constituted approximately 32% of the total fees paid to Mr. Brueck as set forth in the “Total” column in the Summary Compensation Table.

Long-Term Equity Incentive Awards. On November 10, 2005, Mr. Brueck was granted a stock option for 6,100 shares which vested one-third each on the first, second and third anniversary of the grant date. Based on the vesting schedule of the shares, the Company recognized compensation expense of approximately $2,293 in 2009 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On November 10, 2005, Mr. Brueck was granted a restricted stock units for 10,000 shares which vests one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on November 10, 2009. Based on the vesting schedule of the stock, the Company recognized compensation expense of $8,033 in 2008 and $1,268 in 2009 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On October 27, 2006, Mr. Brueck was granted a restricted stock unit for 10,000 shares which vests one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on October 27, 2009. Based on the vesting schedule of the stock, the Company recognized compensation expense of $11,908 in 2008 and $12,920 in 2009 and expect to recognize $3,348 in 2010 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On November 6, 2007, Mr. Brueck was granted a restricted stock unit for 10,000 shares which vests on November 6, 2011. Based on the vesting schedule of the stock, the Company recognized compensation expense of $3,177 in 2008 and $7,507 in 2009 and expects to recognize $7,123 in 2010 and 2011 and $3,561 in 2012 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On October 30, 2008, Mr. Brueck was granted a restricted stock unit for 15,000 shares which vests one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on October 30, 2011. Based on the vesting schedule of the stock, the Company recognized compensation expense of $2,040 in 2009 and expects to recognize $3,060 in 2010 and 2011 and $1,020 in 2012 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment.

Louis Leeburg

Cash Compensation (Base Fees and Position Fees). Mr. Leeburg earned total cash compensation for his services to the Company in fiscal 2009 in the amount of $29,600. This represents his retainer and fee for audit committee chair for fiscal 2009. Fees paid were $16,000 with $13,600 due in accounts payable at year end. The base fees to Mr. Leeburg for fiscal 2009 constituted approximately 38% of the total fees paid to Mr. Leeburg as set forth in the “Total” column in the Summary Compensation Table.

Long-Term Equity Incentive Awards. On November 10, 2005, Mr. Leeburg was granted a stock option for 6,100 shares which vested one-third each on the first, second and third anniversary of the grant date. Based on the vesting schedule of the shares, the Company recognized compensation expense of approximately $2,293 in 2009 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On November 10, 2005, Mr. Leeburg was granted a restricted stock units for 10,000 shares which vests one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on November 10, 2009. Based on the vesting schedule of the stock, the Company recognized compensation expense of $8,033 in 2008 and $1,268 in 2009 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On October 27, 2006, Mr. Leeburg was granted a restricted stock unit for 10,000 shares which vests one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on October 27, 2009. Based on the vesting schedule of the stock, the Company recognized compensation expense of $11,908 in 2008 and $12,920 in 2009 and expect to recognize $3,348 in 2010 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On November 6, 2007, Mr. Leeburg was granted a restricted stock unit for 10,000 shares which vests on November 6, 2011. Based on the vesting schedule of the stock, the Company recognized compensation expense of $3,177 in 2008 and $7,507 in 2009 and expects to recognize $7,123 in 2010 and 2011 and $3,561 in 2012 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On October 30, 2008, Mr. Leeburg was granted a restricted stock unit for 15,000 shares which vests one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on October 30, 2011. Based on the vesting schedule of the stock, the Company recognized compensation expense of $2,040 in 2009 and expects to recognize $3,060 in 2010 and 2011 and $1,020 in 2012 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment.

Gary Silverman

Cash Compensation (Base Fees and Position Fees). Mr. Silverman earned total cash compensation for his services to the Company in fiscal 2009 in the amount of $25,900. This represents his retainer and fee for compensation committee chair for fiscal 2009. Fees paid were $14,000 with $11,900 due in accounts payable at year end. The base fees to Mr. Silverman for fiscal 2009 constituted approximately 35% of the total fees paid to Mr. Silverman as set forth in the “Total” column in the Summary Compensation Table.

Long-Term Equity Incentive Awards. On November 10, 2005, Mr. Silverman was granted a stock option for 6,100 shares which vested one-third each on the first, second and third anniversary of the grant date. Based on the vesting schedule of the shares, the Company recognized compensation expense of approximately $2,293 in 2009 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On February 1, 2008, Mr. Silverman was granted a stock option for 15,000 shares which vested on the one third each on the first, second and third anniversary of the grant date. Based on the vesting schedule of the shares, the Company recognized compensation expense of approximately $22,905 in 2008 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On November 10, 2005, Mr. Silverman was granted a restricted stock units for 10,000 shares which vests one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on November 10, 2009. Based on the vesting schedule of the stock, the Company recognized compensation expense of $8,033 in 2008 and $1,268 in 2009 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On October 27, 2006, Mr. Silverman was granted a restricted stock unit for 10,000 shares which vests one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on October 27, 2009. Based on the vesting schedule of the stock, the Company recognized compensation expense of $11,908 in 2008 and $12,920 in 2009 and expect to recognize $3,348 in 2010 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On November 6, 2007, Mr. Silverman was granted a restricted stock unit for 10,000 shares which vests on November 6, 2011. Based on the vesting schedule of the stock, the Company recognized compensation expense of $3,177 in 2008 and $7,507 in 2009 and expects to recognize $7,123 in 2010 and 2011 and $3,561 in 2012 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment. On October 30, 2008, Mr. Silverman was granted a restricted stock unit for 15,000 shares which vests one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on October 30, 2011. Based on the vesting schedule of the stock, the Company recognized compensation expense of $2,040 in 2009 and expects to recognize $3,060 in 2010 and 2011 and $1,020 in 2012 as a result of the adoption of FASB Statement No. 123(R), Share-Based Payment.

Stock Option/Restricted Stock Program

All directors are eligible to receive equity incentives under the Company’s Amended and Restated Omnibus Incentive Plan, including stock options, restricted stock awards or units.

In fiscal year 2009, the following directors received grants under the Company’s Amended and Restated Omnibus Incentive Plan:

	Restricted Stock Units			Stock Options
Name of Director	Number of Units Granted	Grant Date	Fair Value Price Per Share	Number of Units Granted	Grant Date	Exercise Price Per Share
Dr. Steve Brueck	15,000	10/30/2008	$0.81	-
Sohail Khan	15,000	10/30/2008	$0.81	-
Louis Leeburg	15,000	10/30/2008	$0.81	-
Robert Ripp	15,000	10/30/2008	$0.81	-
Gary Silverman	15,000	10/30/2008	$0.81	-

	75,000			0

Equity Compensation Plan Information

The following table sets forth as of June 30, 2009, the end of the Company’s most recent fiscal year, information regarding (i) all compensation plans previously approved by the stockholders and (ii) all compensation plans not previously approved by the stockholders:

Equity Compensation Plans

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise and grant price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	1,715,625	$5.77	637,263

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

It is the responsibility of the Audit Committee to select and retain independent auditors. Our Audit Committee has appointed Cross Fernandez & Riley LLP (“CFR”) as our independent auditors for the Company’s fiscal year ending June 30, 2010. Although stockholder ratification of the Audit Committee’s selection of independent auditors is not required by our By-laws or otherwise, we are submitting the selection of CFR to stockholder ratification so that our stockholders may participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select different independent auditors for the Company.

Representatives of CFR will be present at the Annual Meeting and will have an opportunity to make a statement and respond to questions from stockholders present at the meeting.

The following table presents fees paid or to be paid for professional audit services rendered by KPMG and CFR for the audit of the Company’s annual financial statements during the years ended June 30, 2009 and 2008, and fees billed for other services rendered by KPMG and CFR:

	Fiscal 2009	Fiscal 2008
KPMG Audit Fees (1)	$-	$8,000
CFR Audit Fees (1)	169,769	145,522
CFR Audit-Related Fees (2)	5,828	2,277
KPMG Audit-Related Fees (2)	-	8,000
Tax Fees	-	-
All Other Fees	-	-

Total All Fees	$175,597	$163,799

(1) Audit Fees consisted of fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of the interim financial statements included in quarterly reports.

(2) Audit-Related Fees consisted principally of a review of registration statements and the issuance of consent thereto.

The Audit Committee has adopted policies and procedures to oversee the external audit process including engagement letters, estimated fees and solely pre-approving all permitted non-audit work performed by KPMG or CFR. The Audit Committee has pre-approved all fees for work performed.

The Audit Committee has considered whether the services provided by KPMG or CFR as disclosed above in the captions “Audit-Related Fee” and “All Other Fees” and has concluded that such services are compatible with the independence of KPMG or CFR as the Company’s principal accountant.

For the fiscal years 2009 and 2008, the Audit Committee pre-approved all services described above in the captions “Audit Fees”, “Audit-Related Fees”, “Tax Fees” and “All Other Fees”.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR”

THE RATIFICATION OF CFR AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING JUNE 30, 2010

OTHER BUSINESS

The Board of Directors is not aware of any other business to be considered or acted upon at the Annual Meeting of stockholders other than that for which notice is provided in this proxy statement and the accompanying notice. In the event any other matters properly come before the Annual Meeting, it is expected that the shares represented by proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

2009 ANNUAL REPORT ON FORM 10-K

Copies of the Company’s Annual Report for 2009, which contains the Company’s Form 10-K for the fiscal year ended June 30, 2009, and consolidated financial statements, as filed with the Securities and Exchange Commission, have been included in this mailing. Additional copies may be obtained without charge to stockholders upon written request to Investor Relations at 2603 Challenger Tech Court, Suite 100, Orlando, Florida USA 32826. In addition, copies of this document, the Form 10-K and all other documents filed electronically by the Company may be reviewed and printed from the SEC’s website at: http://www.sec.gov.

By Order of the Board of Directors,

J. James Gaynor

President & Chief Executive Officer

Orlando, Florida

January 4, 2010

PROXY

ANNUAL MEETING OF STOCKHOLDERS

LIGHTPATH TECHNOLOGIES, INC.

February 4, 2010

This Proxy is solicited and proposed by the Board of Directors of LightPath Technologies, Inc.,

which unanimously recommends that you vote in favor of all proposals.

The undersigned hereby appoints Robert Ripp (the “Proxy”), with power of substitution, to vote on the following matters, which may properly come before the Annual Meeting of Stockholders of LightPath Technologies, Inc. to be held on February 4, 2010, or any adjournment or postponement thereof. The Proxy shall cast votes according to the number of shares of common stock of the Company which the undersigned may be entitled to vote with respect to the proposal set forth below, in accordance with the specification indicated, if any, and shall have all the powers which the undersigned would possess if personally present. The undersigned hereby revokes any prior proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said Proxy may lawfully do by virtue hereof and thereof.

(1)	Proposal No. 1: To approve the election of Class II Directors. Nominees are:

	Sohail Khan	☐	FOR	☐	WITHHOLD AUTHORITY

	Dr. Steven Brueck	☐	FOR	☐	WITHHOLD AUTHORITY

(1)	Proposal No. 2: To ratify the selection of Cross, Fernandez & Riley LLP as independent auditors.

	☐ FOR	☐	AGAINST	☐	WITHHOLD AUTHORITY

In his/her discretion, the proxy is authorized to vote on such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

☐	If you plan to attend the Annual Meeting, please check here

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED ‘FOR’ ALL PROPOSALS.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company and the Proxy Statement dated January 4, 2010 and a copy of the Company’s Annual Report on Form 10-K.

Date:

Date:

Signatures of Stockholder(s)

NOTE: Signature should agree with name on stock certificate as printed hereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING

THE ENCLOSED POSTAGE PAID ENVELOPE THANK YOU